                                                                    Exhibit 99.5



                          AFG Receivables Trust 1997-A
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                     Sub Servicer: Auto Finance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:         June 1, 1997 through December 31, 1997


Statement for Class A, Class B and Class C Noteholders and Certificateholders                   Per $1,000 of Outstanding
 Pursuant to Section 5.6 of the Sale and Servicing Agreement                                      Class A/Class B/Class C
                                                                               Total for Period     Certificate Amount
                                                                               ----------------     ------------------
(i)  Principal Distribution
          Class A Note  Amount                                                   16,430,705              222.9312948
          Class B Note  Amount                                                    4,169,038              222.9312951
          Class C Note  Amount                                                    2,452,244              222.9312945
          Certificates  Amount                                                      986,524              149.4292393

(ii)  Interest Distribution
          Class A Note  Amount                                                     2,435,940              33.0507632
          Class B Note  Amount                                                       647,283              34.61221646
          Class C Note  Amount                                                       412,224              37.47488182

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)  85,967,434


(iv)    Class A Notes Balance (end of Collection Period)                          57,272,295
        Class A Pool Factor (end of Collection Period)                             0.7814799
        Class B Notes Balance (end of Collection Period)                          14,531,962
        Class B Pool Factor (end of Collection Period)                             0.7770687
        Class C Notes Balance (end of Collection Period)                           8,547,756
        Class C Pool Factor (end of Collection Period)                             0.7770687
        Certificates Balance (end of Collection Period)                            5,615,421

(v)  Basic Servicing Fee                                                           2,064,237              18.76477713

(vi)   Aggregate Net Losses                                                        6,838,630

(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                   2,925,227
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                  12,895,115
        Draws on Reserve Account                                                     489,983
        Deposits to Reserve Account                                                1,765,121

                          AFG Receivables Trust 1997-A
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                     Sub Servicer: Auto Finance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:         June 1, 1997 through December 31, 1997


Statement for Class A, Class B and Class C Noteholders and Certificateholders                   Per $1,000 of Outstanding
 Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Class A/Class B/Class C
                                                                                Total for Period   Certificate Amount
                                                                                ----------------   ------------------
(viii)   Class A Notes Interest Carryover Shortfall                                     0                 0
         Class B Notes Interest Carryover Shortfall                                     0                 0
         Class C Notes Interest Carryover Shortfall                                     0                 0
         Class A Notes Principal Carryover Shortfall                                    0                 0
         Class B Notes Principal Carryover Shortfall                                    0                 0
         Class C Notes Principal Carryover Shortfall                                    0                 0

(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                        0

(x)  Delinquent Contracts                                                       Number                    Balance
                                                                                ---------------------------------
           30-59 Days                                                           206                       2,386,409
           60-89 Days                                                           0                         0
           90 Days or More                                                      0                         0



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